Exhibit 10.10
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                                  AMENDMENT TO
                   AMENDED AND RESTATED MASTER LOAN AGREEMENT

         THIS AMENDMENT, dated as of the 18th day of December, 1997 (the "Amendment"), is made by and between Suarez Housing Corporation, a Florida corporation (the "Borrower"), with offices located at 9950 Princess Palm Avenue, Suite 112, Tampa, Florida 33619, and NationsBank, N.A., successor by merger to NationsBank, N.A. (South), with its offices located at 1410 N. Westshore Boulevard, Suite 100, Tampa, Florida (the "Bank") to modify and amend the terms of a certain Amended and Restated Master Loan Agreement dated November 17, 1995 and riders thereto, as modified and amended, (the "Loan Agreement") made by Borrower and Bank.

                                    RECITALS

         A. Borrower opened a revolving line of credit loan with Bank on November 15, 1994, which has been modified and amended from time to time thereafter (the "Loan"), and is used for the purpose of acquiring lots and constructing single family dwellings in subdivisions acceptable to Bank and mortgaged to Bank as security for the Loan.

         B. Borrower and Bank desire to modify and amend the terms of the Loan in the manner set out herein.

         NOW, THEREFORE, in consideration of the premises, of the Loan advances which may be agreed to be made Bank to Borrower hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

         1. The foregoing recitals are true and are incorporated herein.


         2. Paragraph 1.1(q) is amended as follows:

                  The full payment and performance of the Loan will continue to be guaranteed, jointly and severally, by International American Homes, Inc., a Delaware corporation, and by Robert J. Suarez, individually, subject to the terms provided herein. The guarantee shall be in a form and substance satisfactory to Bank's counsel. The Guarantors, at the Loan closing, shall subordinate any and all obligations of the Borrower to them in favor of Bank in order that there shall be no offset against the guarantee of any amount which may be owing to the Guarantors by Borrower. Guarantors shall join in execution at closing of the Hazardous Substance Certificate and Indemnification Agreement. The existing individual guaranty of Robert J. Suarez will be released as to sums previously advanced and his guaranty shall not extend to sums advanced under the Loan in the future, for the construction of Pre-Sold Units. Furthermore, if the financial statements for International American Homes, Inc., tested quarterly, show a Tangible Net Worth of $7,200,000 or more, and a Total Debt/Tangible Net Worth ratio (adjusted for bonds) of 2.75:1, or better, then the personal guaranty of

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         Robert J. Suarez will be abated as to 50% of the sums previously advanced or advanced in the future for the construction of Spec and Model Units and lots. If the financial statements for International American Homes, Inc., tested quarterly, show a Tangible Net Worth of $7,500,000 or more, and a Total Debt /Tangible Net Worth ratio (adjusted for bonds) of 2.50:1, or better, then the personal guaranty of Robert J. Suarez will be abated in full. The personal guaranty of Mr. Suarez will be reinstated consistent with the foregoing standards if International American Homes, Inc. fails to maintain the stated ratios.

         3. Paragraph 2.3 of the Loan Agreement is amended as follows:

                  The Loan proceeds will be used solely to finance the acquisition of lots and construction costs of pre-sold, model, and speculative dwelling units ("Units") on individual lots owned or to be acquired by Borrower and mortgaged to Bank in Hillsborough County, Pasco County, and Pinellas County, Florida, and in such other counties as Bank may approve. Bank will disburse Loan proceeds in accordance with the loan documents originally dated November 15, 1994, as modified from time to time thereafter, and with this renewal and modification. The use of Loan proceeds for the construction of units shall be limited to:

                  (a) For pre-sold Units at any one time, 70 Units in number, $7,000,000 in maximum committed amount, and $3,500,000 in maximum amount actually outstanding;

                  (b) For model and speculative units at any one time, 55 Units in number, and $5,500,000 in maximum outstanding and committed amount;

                  (c) For developed lots at any one time, 70 lots in number, 25 lots in any one subdivision, $1,000,000 in maximum outstanding and committed amount, and a maximum loan per lot of $30,000. Subdivisions shall be subject to the approval of Bank. Any loan exposure not used for developed lots may be used for pre-sold Units; and

                  (d) Notwithstanding the foregoing limitations by category, the total amount outstanding under the Loan at any one time shall not exceed the loan amount of $10,000,000.00.

                  Valuations may be based on internal Bank valuations for unit commitments under $250,000 and on master appraisals for unit commitments over $250,000. Borrower shall pay or reimburse Bank $100 per valuation for internal valuations and Bank's cost for master appraisals. Valuations shall be made and paid by Borrower on the basis of each floor plan type per subdivision. To monitor the collateral base and to assist in calculating the Maximum Allowable Funding, Borrower shall provide to Bank a semi-monthly report of construction completion status on the Bank's form or other form approved by Bank. Inspection fees under the Loan will be reduced from $250.00 per unit to $125.00 per unit, irrespective of the number of times Bank elects to inspect.

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                  Borrower shall provide Bank with quarterly status reports, within 45 days of period end, reflecting the number of Units sold and the sales price of each Unit as well as collateral inventory, including the number of Units, their stages of development, and the status of the sale of each Unit.

All remaining terms and provisions of Paragraph 2.3 shall be unchanged.

         4. Paragraph 5.11 of the Loan Agreement is amended as follows:

                  Borrower will provide Bank with: (a) quarterly 10-Q filings for International American Homes, Inc., including internally prepared consolidating financial information for Porten Sullivan Corporation and Suarez Housing Corporation, within 60 days of the end of each quarter; and (b) annual 10-K for International American Homes, Inc., including consolidating financial information for Porten Sullivan Corporation and Suarez Housing Corporation, within 120 days of fiscal year end. Any individual Guarantor shall provide personal financial statements on Bank's form annually within 120 days of the anniversary date of a previously submitted financial statement.

All remaining terms and provisions of Paragraph 5.11 shall be unchanged.

         5. Paragraph 5.18 of the Loan Agreement is amended as follows:

                  Bank will fund under the Loan up to but not in excess of an amount, referred to here as the Aggregate Maximum Allowable Funding, which is from time to time the aggregate sum of the Maximum Allowable Funding amount for all units and lots subject to the Loan. In calculating the Maximum Allowable Funding, the amount which has been advanced or which is eligible to be advanced on account of the underlying land lot is referred to herein as the Lot Advance. The Maximum Allowable Funding amount for a pre-sold unit will be the sum of
         (1) the Lot Advance, plus (2) the product of (a) the then current percentage of completion of the unit, times (b) an amount which does not exceed 100% of the unit cost breakdown (not including the Lot Advance) submitted by Borrower and approved by Bank, nor the lesser of
         1) 80% of the completed value of each unit, which amount shall be determined by a valuation acceptable to Bank, less the Lot Advance, or
         2) 80% of the contracted purchase price of the unit, less the Lot Advance. The Maximum Allowable Funding amount for a model or spec unit will be the sum of (1) the Lot Advance, plus (2) the product of (a) the then current percentage of completion of the unit, times (b) an amount which does not exceed 100% of the unit cost breakdown submitted by Borrower and approved by Bank, nor 80% of the completed value of each unit, less the Lot Advance. The Maximum Allowable Funding amount for a lot will be 75% of the appraised value. Units or lots may be released from the lien of the mortgage: (1) without a partial release payment if the Aggregate Maximum Allowable Funding after subtracting the released lot or unit's Maximum Allowable Funding from the collateral pool exceeds the then outstanding loan balance; (2) otherwise, upon payment of the difference between the Aggregate Maximum Allowable

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         Funding after subtracting the released lot or unit's Maximum Allowable
         Funding from the collateral pool and the then outstanding loan balance. Spec units subject to the Loan shall be removed from the collateral pool after one year. Model units subject to the Loan shall be removed from the collateral pool after two years.

All remaining terms and provisions of Paragraph 5.18 shall be unchanged.

         6. The financial covenants applicable to Borrower are modified and restated as follows:

                  Borrower will at all times report its financial condition using generally accepted accounting principles consistently applied, except to the extent modified by the following definitions:

                  (a) Tangible Net Worth: "Tangible Net Worth" is defined as the aggregate of total shareholders' equity plus any debt to Related Parties (as hereinafter defined) which are subordinated to the Loan, less any intangible assets and any obligations due from shareholders, partners, employees, and/or affiliates.

                  (b) Ratio of Total Debt to Tangible Net Worth: The "Ratio of Total Debt to Tangible Net Worth," is defined as the aggregate of current liabilities and non-current liabilities (excluding contingent liabilities and non-recourse bonds) less subordinated loans from Related Parties (as hereinafter defined), divided by Tangible Net Worth.

                  (c) Related Parties: "Related Parties" shall mean the partners or shareholders of Borrower, or any corporations, trusts, partnerships, or other entities in which Borrower owns directly, or indirectly, a 51 % interest.

         7. Article X, Special Conditions, is added to the Loan Agreement as follows:

                  The following special conditions shall be applicable throughout the term of this Loan Agreement:

                  10.1 Cross-Collateralization/Cross-Default. Borrower acknowledges that all loans between Bank (or any subsidiary of Bank) and Borrower (or any subsidiary of Borrower) shall be cross-defaulted and cross-collateralized. Appropriate language to effect these conditions is or will be included in the Loan Documents.

         8. Except as expressly set out herein and in the loan documents of even date, all terms and provisions of the Loan Documents shall continue in force and effect with respect to the Loan.

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         IN WITNESS WHEREOF, Borrower and Bank have executed this Loan Agreement as of the above written date.

                                                    Suarez Housing Corporation,
                                                    a Florida corporation

                                                                          [Seal]

         /s/                                        By: /s/ Robert J. Suarez
--------------------                                    --------------------
Witness                                             Robert J. Suarez
                                                    Print or type your name here

         /s/                                        Its:      President
--------------------                                    --------------------
Witness

                                                                      "Borrower"

                                                    NationsBank, N.A.


                                                    By:
--------------------                                    --------------------
Witness                                                    Dean W. Kuna

--------------------                                    --------------------
Witness                                             Its: Senior Vice President

                                                                          "Bank"

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                              JOINDER OF GUARANTOR

         The undersigned as Guarantor hereby joins in and consents to the foregoing Loan Agreement.


                                             International American Homes, Inc.,
                                             a Delaware corporation

                                                                          {Seal}

         /s/                                        By: /s/ Robert J. Suarez
--------------------                                    --------------------
Witness                                             Robert J. Suarez
                                                    Print or type your name here

         /s/                                        Its:      President
--------------------                                    --------------------
Witness


         /s/
--------------------
Witness


         /s/                                         /s/ Robert J. Suarez
--------------------                                 --------------------
Witness                                              Robert J. Suarez,
                                                     individually         {Seal}

                                                                     "Guarantor"

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